Exhibit 99

FOR IMMEDIATE RELEASE
September 29, 2014

Cintas Corporation Announces Fiscal 2015 First Quarter Results

CINCINNATI, September 29, 2014 -- Cintas Corporation (Nasdaq: CTAS) today reported revenue for its first quarter ended August 31, 2014, of $1.10 billion, a 0.2% increase compared to last year’s first quarter. This year’s first quarter revenue does not include any Document Shredding revenue as a result of the transaction with Shred-it International Inc. (the “Shred-it Transaction”) that closed on April 30, 2014, whereas last year’s first quarter does. Organic growth, which adjusts for the impacts of acquisitions and the Shred-it Transaction, was 7.2%.

Operating income for the fiscal 2015 first quarter was $163.5 million, an increase of 17.1% compared to last fiscal year’s first quarter. Net income for the fiscal 2015 first quarter was $110.1 million, and earnings per diluted share (EPS) for the fiscal 2015 first quarter were $0.93. Fiscal 2015 first quarter EPS was positively impacted by $0.15 due to a gain from the sale of stock in an equity method investment (EPS of $0.11) and a gain from receiving additional proceeds relating to the Shred-it Transaction (EPS of $0.04). Operating income, net income and EPS are discussed in more detail in the Fiscal 2015 First Quarter Results section below.

“Our first quarter results reflect the continued good execution by our employees, who we call partners,” said Scott D. Farmer, Cintas’ Chief Executive Officer. “We have focused on selling good, profitable business over the past few years, as well as managing our cost structure and continuously improving the efficiency of our processes. This focus has resulted in improved margins and better customer retention.”

The fiscal 2015 first quarter results reflect a change in the classification of the Document Storage and Imaging business to discontinued operations. We are evaluating strategic opportunities for this business and will provide additional details in the future as appropriate.

FISCAL 2015 FIRST QUARTER RESULTS

The table below labeled “1st Quarter Revenue Results” shows first quarter revenue for Cintas, reflecting the fiscal 2015 first quarter reporting change of the Document Storage and Imaging business to discontinued operations and presented to exclude fiscal 2014 first quarter Document Shredding revenue. Effective April 30, 2014, Cintas entered into a partnership transaction with the shareholders of Shred-it International Inc. to combine Cintas’ Document Shredding business with Shred-it’s Document Shredding business. Subsequent to the closing of the Shred-it Transaction, Cintas no longer includes Document Shredding revenue in its reported revenue. As a result, we believe that revenue excluding Document Shredding revenue is more representative of the ongoing revenue of Cintas.

1st Quarter Revenue Results (dollar amounts in millions)	Q1, FY15 (see Note 1)	Q1, FY14 (see Note 1)	Growth %	Organic Growth % (see Note 2)

Rental Uniforms and Ancillary Products	$856.9	$792.9	8.1%	8.1%
Uniform Direct Sales	105.1	107.4	(2.2%)	(2.2%)
First Aid, Safety and Fire Protection	140.1	125.9	11.3%	10.1%
Revenue, excluding Document Shredding	$1,102.1	$1,026.2	7.4%	7.2%
Document Shredding - (see Note 3)	—	74.0	—	—
Total Cintas Revenue	$1,102.1	$1,100.2	0.2%	7.2%

Note 1 - Both fiscal 2015 and 2014 first quarter revenue reflect the change in classification of the Document Storage and Imaging business to discontinued operations.

Note 2 - Organic growth reflects the revenue growth for the first quarter of fiscal 2015 when adjusting for the impact of acquisitions and the Shred-it Transaction, compared to the first quarter of fiscal 2014.

Note 3 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding revenue in its reported revenue. However, the fiscal 2014 first quarter Document Shredding revenue must continue to be included in the reported fiscal 2014 first quarter revenue in accordance with generally accepted accounting principles (“GAAP”).

The tables below show revenue, gross margin, operating income, net income and EPS for the first quarter of fiscal 2015 and fiscal 2014, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present revenue, gross margin, operating income, net income and EPS figures, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

Q1, Fiscal 2015	As reported (see Note 1)	Gain on Investment Sale (see Note 2)	Document Shredding Impact (see Note 3)	Gain on sale (see Note 4)	As adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,102.1	$—	$—	$—	$1,102.1	100.0%
Gross Margin	477.9	—	—	—	477.9	43.4%
Operating Income	163.5	—	—	—	163.5	14.8%
Net Income	110.1	13.6	—	4.1	92.4	8.4%

EPS	$0.93	$0.11	$—	$0.04	$0.78

Q1, Fiscal 2014	As reported (see Note 1)	Gain on Investment Sale (see Note 2)	Document Shredding Impact (see Note 3)	Gain on sale (see Note 4)	As adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,100.2	$—	$74.0	$—	$1,026.2	100.0%
Gross Margin	456.1	—	33.3	—	422.8	41.2%
Operating Income	139.6	—	2.1	—	137.5	13.4%
Net Income	77.8	—	1.3	—	76.5	7.5%

EPS	$0.63	$—	$0.01	$—	$0.62

Note 1 - The “As reported” figures for both fiscal 2015 and 2014 first quarters reflect the change in classification of the Document Storage and Imaging business to discontinued operations within the Statements of Income.

Note 2 - During the fiscal 2015 first quarter, Cintas recognized a gain on the sale of stock in an equity method investment.

Note 3 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding results in its reported revenue and gross margin. During fiscal 2015, Cintas will recognize its share of the Shred-it partnership income in operating income, net income and EPS. There was no impact on operating income, net income or EPS recorded during the fiscal 2015 first quarter. In accordance with GAAP, the fiscal 2014 first quarter Document Shredding revenue, gross margin, operating income, net income and EPS results must continue to be included in the reported fiscal 2014 results because of Cintas’ continuing ownership in the Shred-it partnership.

Note 4 - Cintas recorded an additional gain related to the Shred-it Transaction completed in fiscal 2014 due to receiving additional proceeds during the fiscal 2015 first quarter.

Fiscal 2015 first quarter gross margin, as adjusted, was $477.9 million, or 43.4% of first quarter revenue, compared to the fiscal 2014 first quarter gross margin, as adjusted, of $422.8 million, or 41.2% of last year’s first quarter revenue. Fiscal 2015 gross margin, as adjusted, increased 13.0% compared to last year’s first quarter. Mr. Farmer added, “The gross margin as a percentage of revenue improved in each of our businesses, reflecting the efficiency of our operations and the continued leveraging of our infrastructure.” Fiscal 2015 first quarter operating income, net income and EPS, as adjusted, increased over the fiscal 2014 first quarter by 18.9%, 20.8% and 25.8%, respectively.

FISCAL YEAR 2015 GUIDANCE

Mr. Farmer concluded, “We are encouraged by the solid start to our fiscal 2015 year. When we introduced our fiscal 2015 guidance in July, we indicated that we were still looking for more consistency in the U.S. economy. We continue to see inconsistent employment figures resulting in no real change to our customers’ hiring patterns, and we see heightened global uncertainty that may affect U.S. businesses. We are updating our fiscal 2015 guidance based on our first quarter results and the change in classification of the Document Storage and Imaging business to discontinued operations, but also based on our views of the U.S. economic situation. We now expect fiscal 2015 revenue to be in the range of $4.40 billion to $4.475 billion, and fiscal 2015 EPS to be in the range of $3.20 to $3.29. This guidance continues to assume no income contribution from the partnership with Shred-it International Inc. due to the expectation of first year integration and transition expenses.”

As mentioned earlier in this press release, subsequent to the closing of the Shred-it Transaction on April 30, 2014, we no longer include Document Shredding revenue in our reported revenue. The table below shows a comparison of fiscal 2014 revenue to our updated 2015 revenue guidance.

Updated Revenue Guidance (dollar amounts in millions)	Fiscal 2014	Fiscal 2015 Low End of Range	Growth vs. Fiscal 2014	Fiscal 2015 High End of Range	Growth vs. Fiscal 2014

Revenue, excluding Document Shredding	$4,193.9	$4,400.0	4.9%	$4,475.0	6.7%
Document Shredding Revenue	275.7
Total Cintas Revenue	$4,469.6

The table below shows a comparison of fiscal 2014 EPS to our updated 2015 EPS guidance.

Updated EPS Guidance	Fiscal 2014	Fiscal 2015 Low End of Range	Growth vs. Fiscal 2014	Fiscal 2015 High End of Range	Growth vs. Fiscal 2014

EPS, excluding Special Items	$2.75	$3.05	10.9%	$3.14	14.2%
Impact of Shredding business	0.04	—		—
Impact of sale of stock in equity investment	—	0.11		0.11
Impact of Shred-it Transaction	0.26	0.04		0.04
Total Reported Cintas EPS	$3.05	$3.20	4.9%	$3.29	7.9%

The updated fiscal 2015 EPS guidance assumes no deterioration in the U.S. economy and does not assume any additional share buybacks.

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid, safety and fire protection products and services. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the Shred-it partnership’s ability to promptly and effectively integrate the Cintas Document Shredding business with Shred-it’s Document Shredding business; the Shred-it partnership’s ability to realize any synergies from the combination of the Cintas Document Shredding business with Shred-it’s Document Shredding business; the ability to successfully explore strategic opportunities for the Cintas Global Document Storage and Imaging business; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the quarter ended August 31, 2014. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2014 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2014	August 31, 2013	% Chng.
Revenue:
Rental uniforms and ancillary products	$856,872	$792,866	8.1%
Other services	245,205	307,380	(20.2)%
Total revenue	$1,102,077	$1,100,246	0.2%

Costs and expenses:
Cost of rental uniforms and ancillary products	$470,609	$454,731	3.5%
Cost of other services	153,522	189,420	(19.0)%
Selling and administrative expenses	314,458	316,483	(0.6)%

Operating income	$163,488	$139,612	17.1%

Gain on deconsolidation of Shredding business	6,619	—	—%

Gain on sale of stock of an equity method investment	21,739	—	—%

Interest income	(53)	(68)	(22.1)%
Interest expense	16,583	16,523	0.4%

Income before income taxes	$175,316	$123,157	42.4%
Income taxes	65,525	45,759	43.2%
Income from continuing operations	$109,791	$77,398	41.9%
Income from discontinued operations, net of tax	317	356	(11.0)%
Net income	$110,108	$77,754	41.6%

Basic earnings per share:
Continuing operations	$0.94	$0.63	49.2%
Discontinued operations	—	—	—%
Basic earnings per share	$0.94	$0.63	49.2%

Diluted earnings per share:
Continuing operations	$0.93	$0.63	47.6%
Discontinued operations	—	—	—%
Diluted earnings per share	$0.93	$0.63	47.6%

Weighted average number of shares outstanding	116,659	122,130
Diluted average number of shares outstanding	118,030	122,892

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	August 31, 2014	August 31, 2013
Rental uniforms and ancillary products gross margin	45.1%	42.6%
Other services gross margin(1)	37.4%	38.4%
Total gross margin(1)	43.4%	41.5%
Net margin(1)	10.0%	7.0%

Depreciation and amortization	$39,654	$48,394
Capital expenditures	$68,050	$37,462
(1) Amounts presented for the three months ended August 31, 2013 have been adjusted to reflect the results of continuing operations.

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	August 31, 2014	August 31, 2013
Income from continuing operations	$109,791	$77,398
Less: income from continuing operations allocated to participating securities	613	461
Income from continuing operations available to common shareholders	$109,178	$76,937

Basic weighted average common shares outstanding	116,659	122,130
Effect of dilutive securities - employee stock options and awards	1,371	762
Diluted weighted average common shares outstanding	118,030	122,892

Diluted earnings per share from continuing operations	$0.93	$0.63

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue and related growth, gross margin, operating income, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

	Three Months Ended
	August 31, 2014	August 31, 2013
Net Cash Provided by Operations	$148,201	$82,559
Capital Expenditures	$(68,050)	$(37,462)
Free Cash Flow	$80,151	$45,097

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management(1)	Corporate(2)	Total
As of and for the three months ended August 31, 2014
Revenue	$856,872	$105,145	$140,060	$—	$—	$1,102,077
Gross margin	$386,263	$30,464	$61,219	$—	$—	$477,946
Selling and administrative expenses	$243,582	$21,277	$49,599	$—	$—	$314,458
Gain on deconsolidation of Shredding business	$—	$—	$—	$—	$6,619	$6,619
Gain on sale of stock of an equity method investment	$—	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$—	$(53)	$(53)
Interest expense	$—	$—	$—	$—	$16,583	$16,583
Income before income taxes	$142,681	$9,187	$11,620	$—	$11,828	$175,316
Assets	$2,913,437	$133,409	$429,783	$—	$1,079,641	$4,556,270

As of and for the three months ended August 31, 2013
Revenue	$792,866	$107,462	$125,875	$74,043	$—	$1,100,246
Gross margin	$338,135	$29,714	$54,897	$33,349	$—	$456,095
Selling and administrative expenses	$220,742	$21,033	$43,451	$31,257	$—	$316,483
Interest income	$—	$—	$—	$—	$(68)	$(68)
Interest expense	$—	$—	$—	$—	$16,523	$16,523
Income (loss) before income taxes	$117,393	$8,681	$11,446	$2,092	$(16,455)	$123,157
Assets	$2,842,058	$143,993	$410,633	$479,378	$435,115	$4,311,177
(1) As a result of the Shred-it partnership transaction and the classification of the document storage and imaging business to discontinued operations, we will no longer have a Document Management Services Operating Segment. For illustrative purposes in this press release, we have shown the results of the document destruction business within the Document Management Services Operating Segment as of and for the three months ended August 31, 2013. However, this information will be combined into the Corporate Operating Segment for reporting purposes in the Form 10-Q.
(2) Corporate assets as of August 31, 2014 include the investment in the Shred-it partnership. Corporate assets as of August 31, 2014 and 2013 include the assets of the document storage and imaging business, which has been classified as held for sale.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	August 31, 2014	May 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$581,453	$513,288
Accounts receivable, net	489,211	508,427
Inventories, net	249,817	251,239
Uniforms and other rental items in service	513,615	506,537
Assets held for sale	151,263	—
Prepaid expenses and other current assets	27,590	26,190
Total current assets	2,012,949	1,805,681

Property and equipment, at cost, net	838,493	855,702

Investments	451,897	458,357
Goodwill	1,189,968	1,267,411
Service contracts, net	44,185	55,675
Other assets, net	18,778	19,626
	$4,556,270	$4,462,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$141,795	$150,070
Accrued compensation and related liabilities	44,060	85,026
Accrued liabilities	292,548	299,727
Income taxes, current	54,595	5,960
Deferred tax liability	87,842	88,845
Liabilities held for sale	15,171	—
Long-term debt due within one year	—	503
Total current liabilities	636,011	630,131

Long-term liabilities:
Long-term debt due after one year	1,300,000	1,300,477
Deferred income taxes	242,459	246,044
Accrued liabilities	105,826	92,942
Total long-term liabilities	1,648,285	1,639,463

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY15: 177,315,907 issued and 116,991,574 outstanding FY14: 176,378,412 issued and 117,037,784 outstanding	294,795	251,753
Paid-in capital	123,954	134,939
Retained earnings	4,109,001	3,998,893
Treasury stock: FY15: 60,324,333 shares FY14: 59,340,628 shares	(2,282,594)	(2,221,155)
Accumulated other comprehensive income	26,818	28,428
Total shareholders’ equity	2,271,974	2,192,858

	$4,556,270	$4,462,452

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2014	August 31, 2013
Cash flows from operating activities:
Net income	$110,108	$77,754

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	35,448	42,571
Amortization of intangible assets	4,206	5,823
Stock-based compensation	12,280	6,984
Gain on deconsolidation of Shredding business	(6,619)	—
Gain on sale of stock of an equity method investment	(21,739)	—
Deferred income taxes	2,108	7,373
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	8,222	(14,903)
Inventories, net	1,377	(5,258)
Uniforms and other rental items in service	(7,112)	(4,150)
Prepaid expenses and other current assets	(5,884)	(7,216)
Accounts payable	(1,325)	2,915
Accrued compensation and related liabilities	(41,262)	(34,777)
Accrued liabilities	10,384	(27,215)
Income taxes, current	48,009	32,658
Net cash provided by operating activities	148,201	82,559

Cash flows from investing activities:
Capital expenditures	(68,050)	(37,462)
Proceeds from redemption of marketable securities	—	35,233
Purchase of marketable securities and investments	(6,981)	(32,941)
Proceeds from Shredding transaction	3,344	—
Proceeds from sale of stock of an equity method investment	29,933	—
Dividends received on equity method investment	5,247	—
Acquisitions of businesses, net of cash acquired	(2,328)	(32,216)
Other, net	16	382
Net cash used in investing activities	(38,819)	(67,004)

Cash flows from financing activities:
Repayment of debt	(180)	(167)
Proceeds from exercise of stock-based compensation awards	13,623	14,085
Repurchase of common stock	(61,439)	(106,977)
Other, net	6,798	4,126
Net cash used in financing activities	(41,198)	(88,933)

Effect of exchange rate changes on cash and cash equivalents	(19)	(225)

Net increase (decrease) in cash and cash equivalents	68,165	(73,603)
Cash and cash equivalents at beginning of period	513,288	352,273
Cash and cash equivalents at end of period	$581,453	$278,670